FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415, office (502) 262-0224, cellular mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS FIRST QUARTER RESULTS

LOUISVILLE, Ky. (May 4, 2004) – Churchill Downs Incorporated (Nasdaq: CHDN) (“CDI” or “Company”) today reported results for the first quarter ended March 31, 2004. The reported loss for the quarter was smaller than the guidance previously provided by the Company.

        Net revenues were $37.7 million, up 5.6 percent compared with $35.7 million for the same period of the prior year. CDI reported a net loss of $11.7 million, or $0.89 per share, compared with a net loss of $11.5 million, or $0.87 per share, in the first quarter of 2003. The Company had forecast a loss of $0.92 per share for the quarter just ended.

        CDI historically operates at a loss for the first quarter because it conducts minimal live racing events during the period. The slightly higher net loss year-over-year resulted primarily from additional expenses related to temporary facility construction for the 130th Kentucky Derby, legislative initiatives and the Company’s Customer Relationship Management (“CRM”) initiative. These expenses were partially offset by interest expense savings along with higher revenues as a result of more simulcast “dark” days at Arlington Park compared to 2003.

        Thomas H. Meeker, CDI’s president and chief executive officer, said, “While we are cognizant of the need for effective cost control to mitigate our first quarter operating loss, we will continue to invest in our long-term strategic initiatives, such as CRM and legislative efforts.

        “We are proud of the efforts of our employees, vendors, architects, contractors and building trades partners in the Master Plan construction process that extended through the first quarter and into Derby. In the face of significant obstacles and inclement weather, it appears that we concluded a successful 130th running of the Kentucky Oaks and Kentucky Derby this past weekend. The record wagering, strong television ratings and solid attendance are a testament to our team, our partners and the strength of our brand.”

        Meeker added, “Notwithstanding the results of the Derby weekend, racing continues to be threatened by new competitive forces. For that reason, we will continue to pursue alternative gaming in all of the jurisdictions in which we operate, especially Kentucky, where Thoroughbred racing is the state’s signature industry and the Kentucky Derby its signature event. We believe that the long-term success of our Company and the industry depend upon a level playing field with competitors in the gaming industry.

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        “Looking ahead to the second quarter, it is difficult to provide guidance with five of our six racetracks just beginning to offer live racing. However, based upon what we know today, we anticipate earnings for the second quarter will range from $2.10 to $2.15 per diluted share, above the $2.09 per diluted share that we reported in 2003. Although we do benefit in 2004 from having access to the full complement of our Jockey Club Suites, our operating margins on Oaks and Derby will be down as a result of temporary venue expenses incurred for those events. Additionally, as in the first quarter, we will continue to incur expenses related to our CRM and legislative initiatives significantly in excess of 2003 levels. Our guidance for earnings for the full year – which is conditional on the results of the second quarter – remains at approximately $1.70 per diluted share, compared with $1.80 per share in 2003 that included nearly $0.18 from a one-time real estate tax settlement at Arlington Park.”

        A conference call regarding this release is scheduled for Wednesday, May 5, 2004, beginning at 11 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com/investor_relations or www.fulldisclosure.com or by calling (719) 457-2727 at least 10 minutes before the appointed time. The online replay will be available at approximately 2 p.m. and continue for two weeks. A six-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 548094 when prompted for the access code. A copy of the Company’s news release announcing earnings and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com/investor_relations.

        In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana and Kentucky host 114 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and a television production unit, and has interests in various telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

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        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS (LOSS)
for the three months ended March 31,
(Unaudited)
(In thousands, except per share data)

	2004	2003

Net revenues	$37,729		$35,719
Operating expenses	47,493		45,540

Gross loss	(9,764)		(9,821)

Selling, general and administrative expenses	9,078		8,108

Operating loss	(18,842)		(17,929)

Other income (expense):
Interest income	116		62
Interest expense	(1,384)		(1,827)
Miscellaneous, net	336		470

	(932)		(1,295)

Loss before income tax benefit	(19,774)		(19,224)

Income tax benefit	8,028		7,728

Net loss	$(11,746)		$(11,496)

Basic and diluted net loss per common share	$(0.89)	$	$(0.87)

Basic and diluted weighted average shares outstanding	13,257		13,159

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation

.

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended March 31,
(Unaudited)
(In thousands)

	2004	2003
Net revenues from external customers:
Kentucky Operations	$4,733	$4,898
Hollywood Park	5,099	4,969
Arlington Park	16,055	13,924
Calder Race Course	1,515	1,127
Hoosier Park	9,410	9,430
CDSN	879	843

Total racing operations	37,691	35,191
Other investments	38	528

	$37,729	$35,719

Intercompany net revenues:
Hollywood Park	$4	$4
Calder Race Course	284	248
Hoosier Park	7	4

Total racing operations	295	256
Other investments	145	144
Corporate	278	283
Eliminations	(718)	(683)

Hollywood Park	$-	$-

EBITDA:
Kentucky Operations	$(6,176)	$(5,147)
Hollywood Park	(3,189)	(2,215)
Arlington Park	404	(1,469)
Calder Race Course	(2,652)	(2,667)
Hoosier Park	674	674
CDSN	(133)	219

Total racing operations	(11,072)	(10,605)
Other investments	15	35
Corporate	(2,087)	(1,827)

	$(13,144)	$(12,397)

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
for the three months ended March 31,
(Unaudited)
(In thousands)

The following table is a reconciliation of our non-GAAP financial measure of EBITDA to net loss:

	2004	2003
Total EBITDA	$ (13,144)	$ (12,397)
Depreciation and amortization	(5,362)	(5,062)
Interest income (expense), net	(1,268)	(1,765)
Income tax benefit	8,028	7,728

Net loss	$ (11,746)	$ (11,496)

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2004 (unaudited)	December 31, 2003	March 31, 2003 (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 14,924	$ 18,053	$ 11,713
Accounts receivable, net	18,985	36,693	17,435
Deferred income taxes	4,252	3,767	2,513
Other current assets	16,507	4,120	16,834

Total current assets	54,668	62,633	48,495

Other assets	16,224	15,941	10,707
Plant and equipment, net	387,660	367,229	343,910
Goodwill, net	52,239	52,239	52,239
Other intangible assets, net	7,339	7,464	7,404

	$ 518,130	$ 505,506	$ 462,755

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 38,513	$ 34,466	$ 27,296
Accrued expenses	37,080	38,491	27,609
Dividends payable	-	6,625	-
Income taxes payable	-	1,016	-
Deferred revenue	31,135	18,050	28,579
Long-term debt, current portion	5,295	5,740	513

Total current liabilities	112,023	104,388	83,997

Long-term debt, due after one year	136,864	121,096	127,646
Other liabilities	12,461	11,719	12,997
Deferred income taxes	13,323	13,327	14,822

Total liabilities	274,671	250,530	239,462

Commitments and contingencies	-	-	-
Shareholders' equity:
Preferred stock, no par value;
250 shares authorized; no shares issued	-	-	-
Common stock, no par value; 50,000 shares
authorized; issued: 13,284 shares March 31,
2004, 13,250 shares December 31, 2003, and
13,168 shares March 31, 2003	129,522	128,583	126,302
Retained earnings	115,008	126,754	97,745
Accumulated other comprehensive loss	(1,071)	(361)	(754)

	243,459	254,976	223,293

	$ 518,130	$ 505,506	$ 462,755

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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